UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2015

GROWBLOX SCIENCES,INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street #HOA
Las Vegas,Nevada 89118

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: Phone: 866-721-0297

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 23, 2015, GrowBlox Sciences, Inc., a Delaware corporation (the “Company”) was advised that our Cathryn Kennedy, our Chief Financial Officer, has elected not to accept a newly offered position with the Company, but has elected rather to resign and seek a new position in a different industry.

The Company is currently negotiating a separation agreement with Ms. Kennedy and anticipates that it will consummate a mutually acceptable agreement with Ms. Kennedy within the next two weeks. There can be no assurance that the Company and Ms. Kennedy will enter into such agreement upon mutually acceptable terms.

The Company was not advised by Ms. Kennedy nor are we aware of any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(l)(v)) of Regulation S-K).

Effective July 27, 2015 the Company’s board of director hired John Poss as the Company’s new Chief Financial Officer.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past three years Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operating his own consulting firm. Mr. Poss has also has worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

The Company is currently discussing with Mr. Poss an employment agreement under which he will serve on a full-time basis as the Company’s Chief Financial Officer and as a member of the board of directors of the Company. Once executed, the Company will file a copy of such employment agreement, as an amendment to this Form 8-K Current Report. There is no assurance that such agreement will be entered into on terms acceptable to the Company, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2015	GROWBLOX SCIENCES, INC.

By: /s/ Craig Ellins
Name: Craig Ellins
Title: Chief Executive Officer